Exhibit 10.12

FORM OF

COMMONWEALTH BANKSHARES, INC.

INCENTIVE STOCK OPTION AGREEMENT

THIS AGREEMENT is between Commonwealth Bankshares, Inc. (the “Company”) and                     (the “Optionee”), and is dated as of                     (the “Date of Grant”).

The Company hereby grants the Optionee an option to purchase shares of the common stock of the Company (the “Company Stock”), subject to the terms and conditions of this Agreement.

The grant of this option is made pursuant to the Commonwealth Bankshares, Inc. 2005 Stock Incentive Plan (the “Plan”), a copy of which is available from the Company upon request. The terms of the Plan are incorporated into this Agreement by reference. In the case of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. Any term used in this Agreement that is defined in the Plan shall have the same meaning given to that term in the Plan.

1. Grant of Option. The Company grants the Optionee an Incentive Stock Option (the “Option”) to purchase from the Company             shares of Company Stock at $            per share (the “Option Price”). The Option Price is not less than 100% of the Fair Market Value per share of the Company Stock on the Date of Grant. The Option is intended to be a stock option that receives special tax treatment under Section 422 of the Internal Revenue Code (the “Code”).

2. Entitlement to Exercise Option.

(a) The Optionee will become vested in and entitled to exercise the Option as follows:

Vesting Date	Number of Shares	Total Vested Shares

This vesting schedule shall accelerate and the Option shall become fully exercisable upon a Change in Control, as defined in the Plan.

(b) Except as otherwise stated in this paragraph, the Option may be exercised only while the Optionee is employed by the Company.

(i) If the Optionee retires or ceases to be employed by the Company for any reason other than his or her death or disability and at a time when all or a portion of this Option was vested and exercisable pursuant to paragraph (a) above, the Optionee may exercise any or all of his or her vested Option within three months after he or she terminates employment.

(ii) If the Optionee terminates employment because of a Disability (as defined in the Plan), he or she may exercise any or all of a portion of the vested Option (determined as of the Optionee’s termination date) within one year after the Disability termination date.

(iii) If the Optionee dies while he or she is employed with the Company or within three months after he or she terminates employment because of a Disability, the Optionee’s beneficiary may exercise this Option within the tenth anniversary of the options date of grant, but only to the extent the Option was vested and exercisable immediately before the Optionee’s death.

(iv) If the Optionee is terminated by the Company for Cause (as defined in the Plan), this Option will expire immediately with respect to both vested and unvested shares as of the date of misconduct, unless the Company agrees in writing to waive this provision.

(c) The aggregate Fair Market Value (determined by reference to the Option Price on the Date of Grant) of the Option shares the Optionee may exercise for the first time in a calendar year may not exceed $100,000 (the “Limitation Amount”). Incentive stock options granted under this Agreement and any other incentive stock option agreements between the Optionee and the Company shall be aggregated for purposes of the Limitation Amount. The portion of the Option that fails to become exercisable because of the Limitation Amount shall become exercisable (to the extent otherwise exercisable) as a Nonstatutory Stock Option.

(d) In no event may this Option be exercised after                     [insert date 10 years from agreement date].

3. Method of Exercise and Payment.

(a) The Optionee may exercise his or her Option by delivering a written notice to the Company. The exercise date will be (i) in the case of notice by mail, the date of postmark; or (ii) if delivered in person, the date of delivery. The notice must be signed and state the number of shares the Optionee has elected to purchase. The Optionee may exercise the Option in whole or in part, but only with respect to whole shares of Company Stock.

(b) The exercise notice must be accompanied by payment of the Option Price in full by cash (which shall include payment by check, bank draft or money order payable to the Company). Instead of paying cash, the Optionee may substitute shares of the Company Stock that he or she previously acquired and has owned for at least six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) for all or part of the cash payment (shares will be valued at their Fair Market Value on the date of exercise). In addition, the exercise price shall be payable to the Company pursuant to any other method and approved and accepted by the Committee in its sole discretion, including, without limitation, a cashless (broker assisted) exercise.

4. Nontransferability. This Option is not transferable by the Optionee other than by will or by the laws of descent and distribution.

5. Notice of Early Disposition. By signing this Agreement, the Optionee agrees to give the Company prompt written notice of a sale or disposition of Option shares (i) within two years from the date on which the Option was granted, or (ii) within one year from the date on which the Option shares were transferred to the Optionee. If the Optionee fails to give the Company prompt written notice, he or she will be liable to the Company for any loss of deduction, any penalty imposed, and any other financial loss incurred by the Company as a result of his or her failure to give prompt notice.

6. Adjustments. If the number of outstanding shares of Company Stock is increased or decreased as a result of a subdivision or consolidation of shares, the payment of a stock dividend, stock split, or any other change in the capitalization effective without receipt of consideration by the Company, the number of unexercised Option shares and the Option price shall be appropriately adjusted by the Company, whose determination shall be binding. To the extent required to avoid a charge to earnings for financial accounting purposes, adjustments made to an outstanding option by the Company pursuant to this paragraph 6 shall be made so that both (i) the aggregate intrinsic value of an Option immediately after the adjustment is not less than the Option’s aggregate intrinsic value before the adjustment, and (ii) the ratio of the exercise price per share to the market value per share is not reduced.

7. Forfeiture by Order of Regulatory Agency. If the Company’s capital falls below the minimum requirements contained in 12 C.F.R. Part 325 or below a higher requirement as determined by the Company’s primary bank regulatory agency, such agency may direct the Company to require the Optionee to exercise or forfeit some or all of his or her Options granted hereunder. All options granted under this Agreement are subject to the terms of any such directive.

8. Employment Rights. Neither the Plan nor this Agreement confers upon the Optionee any right to continue as an employee of the Company or limits in any respect the right of the Company to terminate the Optionee’s employment.

9. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia.

10. Acceptance of Option. This Agreement deals only with the Option the Optionee has been granted and not its exercise. The Optionee’s acceptance of the Option places no obligation or commitment on the Optionee to exercise the Option. By signing below, the Optionee indicates acceptance of the Option and his or her agreement to the terms and conditions set forth in this Agreement, which, together with the terms of the Plan, shall become the Company’s Stock Option Agreement with the Optionee. The Optionee also agrees to all of the terms and conditions of the Plan. This Agreement will not be effective until it is signed and returned.

11. Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the Optionee and the Company and shall be binding upon your legatees, distributees, and personal representatives and the successors of the Company. This Agreement may only be amended by a writing signed by both the Optionee and the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Commonwealth Bankshares, Inc.

By:

Signature:
[insert name]

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